SUBSIDIARIES OF RECOTON CORPORATION


COMPANY                                                       JURISDICTION
--------                                                      -------------
Recoton Canada Ltd.                                           Ontario, Canada
Recoton (Far East) Limited                                    Hong Kong
STD Holding Limited +                                         Hong Kong
STD Electronic International Limited ++                       Hong Kong
STD Manufacturing Limited ++                                  Hong Kong
STD Plastic Industrial Limited ++ #                           Hong Kong
STD Trading Limited ++ #                                      Hong Kong
Peak Hero Limited ++ #                                        Hong Kong
Ever Smart Management Limited ++                              Hong Kong
STD Industrial (Shenzhen) Limited ++                          P.R. of China
STD (Tianjin) International Trade
   Development Company Limited ++#                            P.R of China
Christie Design Corporation                                   Delaware
InterAct Accessories, Inc.                                    Delaware
AAMP of Florida, Inc., d/b/a AAMP of America, Inc.            Florida
Recoton Audio Corporation, d/b/a
   Recoton Mobile Electronics                                 Delaware
ReCone, Inc. +++                                              Delaware
Recoton Home Audio, Inc.  +++                                 California
Recoton Japan, Inc.  +++                                      Illinois
Recoton International Holdings, Inc.  +++                     Delaware
Recoton European Holdings, Inc.  +++                          Delaware
Recoton German Holdings GmbH +++                              Germany
Mac Audio Electronic GmbH +++                                 Germany
Magnat Audio-Produkte GmbH +++                                Germany
HECO Audio-Produkte GmbH +++                                  Germany
Recoton Audio Produkte GmbH +++                               Germany
Recoton Italia s.r.l.  +++                                    Italy
Recoton (UK) Limited, d/b/a Ross
      Consumer Products +++                                   United Kingdom
Tambalan Limited +++#                                         United Kingdom
Ross Consumer Products (HK) Ltd. +++#                         Hong Kong


+     Subsidiary of Recoton (Far East) Limited
++    Subsidiary of STD Holding Limited
+++   Direct or indirect subsidiary of Recoton Audio Corporation
#     Inactive or in dissolution